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                                   EXHIBIT 24
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements of Albany International Corp. on Form S-8 (File Nos. 33-23163, 33-28028 and 33-33048) and on Form S-3 (File Nos. 33-37727 and 33-68568) of our reports dated January 27, 1994, on our audits of the consolidated financial statements and financial statement schedules of Albany International Corp. as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, which report is included in this Annual Report on Form 10-K. Albany, New York March 22, 1994